Exhibit 10.1

EXECUTION VERSION

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), is made and entered into as of August 1, 2025, by and among Apollo IG Core Replacement, L.P., a Delaware limited partnership (the “Partnership”), Apollo IG Core Replacement Aggregator A, SPC, a Cayman Islands exempted company with limited liability registered as a segregated portfolio company (“Aggregator A”), Apollo IG Core Replacement Aggregator B, L.P., a Delaware limited partnership (“Aggregator B”, and together with Aggregator A, the “Aggregators”, and together with the Partnership, the “Fund”), the Partnership acting through its general partner Apollo IG Core Replacement Advisors, L.P., a Cayman Islands exempted limited partnership, in its capacity as the general partner of the Partnership (the “General Partner”, and in its capacity as the general partner of Aggregator B, the “Aggregator General Partner”), and Apollo IG Replacement Management, L.P., a Delaware limited partnership and the investment manager of the Fund (the “Investment Manager”), having its principal office at 9 West 57th Street, 41st Floor, New York, New York 10019. References to (i) the “Partnership”, “Aggregator A” and “Aggregator B” shall mean the General Partner acting for and on behalf of the Partnership and/or Aggregators, as applicable and (ii) “Partner” or “Limited Partners” shall include any partner, shareholder or member of Fund Entities, in each case, unless the context requires otherwise.

Capitalized terms used herein and not otherwise defined herein shall have the defined meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended from time to time, the “Partnership Agreement”), the Amended and Restated Memorandum and Articles of Association of Aggregator A, the Second Amended and Restated Agreement of Limited Partnership of Aggregator B (in each case as amended from time to time, the “Governing Documents”), by and among the General Partner and the Persons listed on the applicable books and records of the Fund as limited partners of the Fund (the “Limited Partners” and, collectively with the General Partner, the “Partners”).

NOW THEREFORE, In consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

R E C I T A L S:

A.   The Aggregators have been formed for the purpose of investing the funds of the Fund in Investments.

B.   The Fund desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Investment Manager and retain the Investment Manager to provide portfolio risk, day-to-day management, investment advisory and administrative services to the Fund in accordance with this Agreement.

C.   The Investment Manager has received a copy of the Governing Documents and the Confidential Private Placement Memorandum of the Fund (as amended, revised or supplemented from time to time, the “Confidential Memorandum”).

D.   The Investment Manager has the experience, sources of information and facilities to perform the services described above and is willing to perform such services under the terms and conditions as set forth herein and in accordance with the Governing Documents and the Confidential Memorandum.

In consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Services and Duties.

(a)   As contemplated by the Partnership Agreement, the General Partner hereby delegates investment advisory functions with respect to the Fund (the investment program of which shall be effectuated through the corresponding series of Aggregator A, with respect to certain investments that the Aggregator General Partner determines, in its sole discretion, are not likely to give rise to income effectively connected with a U.S. trade or business and (y) the corresponding series of Aggregator B, with respect to certain investments that the Aggregator General Partner determines, in its sole discretion, are likely to give rise to income effectively connected with a U.S. trade or business (in each case, as set forth on the applicable Series Addendum for such Series)) to the Investment Manager to the fullest extent permitted by law; provided, that such delegation shall not relieve the General Partner of its obligations to the Limited Partners under the Partnership Agreement. The General Partner may delegate additional functions to the Investment Manager as it may determine from time to time. The Investment Manager shall manage all affairs and activities of the Fund in accordance with the terms of the Partnership Agreement.

(b)   The Investment Manager agrees to be bound by and to perform all of the terms and provisions of the Governing Documents applicable to it by virtue of the delegation set out in this Agreement as though expressly made a party thereto.

2.   Apollo Capital Management. The parties acknowledge that: (a) the Investment Manager is a special purpose vehicle formed for the principal purpose of serving as the investment manager of the Fund; (b) the Investment Manager is indirectly controlled by Apollo Capital Management, L.P., a Delaware limited partnership (“Apollo Capital Management”), which is an investment adviser that is registered under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”); (b) the Investment Manager has no employees or other Persons acting on its behalf other than officers, partners and employees of Apollo Capital Management, and the Investment Manager performs its services for the Fund through the personnel and facilities of Apollo Capital Management; and (c) the Investment Manager relies upon Apollo Capital Management’s registration under the Advisers Act in not registering itself. The Investment Manager shall notify the Fund and each Partner of any changes in the membership of the Investment Manager or Apollo Capital Management promptly following such change, to the extent such notification is required by the Advisers Act.

3.   Compensation. As compensation for its services hereunder, the Investment Manager shall be paid a Management Fee in accordance with the terms of the Partnership Agreement.

4.   Exculpation.

(a)   It is understood that the business of the Fund involves the investment of its funds in investments involving a high degree of risk. None of the Indemnified Persons shall be liable to any Partner or the Fund for Indemnified Losses arising from any action taken or omitted to be taken by such Indemnified Person (even if negligent) or for Indemnified Losses arising from any action taken or omitted to be taken by any other Partner or other Person with respect to the Fund, except for any Indemnified Losses arising out of, related to or in connection with any action or omission that constitutes, with respect to such Indemnified Person, a Triggering Event.

(b)   The General Partner shall be liable for the debts and obligations of the Fund except, with respect to obligations to third parties, as otherwise provided under the terms of the debts or obligations to third parties, but shall be entitled to require the prior exhaustion of the Fund’s assets and shall be entitled to the benefits of the indemnities provided in Section 5 (Indemnification).

(c)   Each of the Indemnified Persons may consult with legal counsel, accountants and other experts selected by it and shall have no liability to the Fund or the other Partners for acting or refraining from acting on behalf of the Fund or in furtherance of the interests of the Fund in good faith in reliance upon and in accordance with the advice of such counsel, accountants or other experts; provided, that such counsel, accountants or other experts were selected in accordance with a standard of care that does not constitute a Triggering Event.

(d)   Each Indemnified Person may rely in good faith upon and shall have no liability to the Fund or any Partner for acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by such Indemnified Person to be genuine and to have been signed or presented by the proper party or parties.

(e)   The General Partner may execute any of the powers hereunder or perform any duties hereunder either directly or by or through brokers, agents or attorneys and, notwithstanding anything to the contrary contained herein, the General Partner shall not be responsible for any misconduct or negligence on the part of any broker, agent or attorney appointed by it hereunder in accordance with a standard of care that does not constitute a Triggering Event.

(f)   To the extent that, at law or in equity, any Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to another Partner, the Indemnified Person acting under this Agreement shall not be liable to the Fund or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity to the Fund or its Partner, are agreed by the Fund to restrict or eliminate to that extent such duties and liabilities of such Indemnified Person.

(g)   Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4 and Section 5 (Indemnification) shall not be construed so as to provide for the exculpation or indemnification of any Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4 and Section 5 (Indemnification) to the fullest extent permitted by law.

5.   Indemnification.

(a)   Indemnification. To the fullest extent permitted by applicable law, but subject to Section 4(e), the Fund shall indemnify each Indemnified Person against all Indemnified Losses (including any Indemnified Losses arising from the Securities Act or the Exchange Act), to which an Indemnified Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Person’s or any other Person’s activities in connection with the conduct of the business or affairs of the Fund or an Investment as the General Partner, the Investment Manager, the Partnership Representative, in their capacity as such or their Affiliates or, an officer, director, manager, employee or any direct or indirect partner, member, stockholder, agent or legal representative (e.g., executors, guardians and trustees) of any of the foregoing, including Persons formerly serving in such capacities, any Person who serves at the request of the General Partner or the Investment Manager hereunder on behalf of the Fund as an officer, director, manager, partner, member, employee, stockholder, agent or legal representative of any other Person serving at the request of the General Partner or the Investment Manager hereunder on behalf of the Fund in such capacity as listed above, and any assignees or successors of any of the foregoing, unless such Indemnified Losses result from any action or omission which constitutes, with respect to such Indemnified Person, a Triggering Event; provided, that no such indemnity shall be available with respect to any action (other than for indemnification) brought by an Indemnified Person against the applicable Partnership or any action to the extent relating exclusively to an internal dispute among the partners or employees of the General Partner or the Investment Manager. Any indemnification rights provided for in this Section 5(a) shall be retained by any removed, resigned or withdrawn Indemnified Person. Any indemnification rights provided for in this Section 5(a) shall also, to the extent the General Partner so determines in its sole discretion, be retained by any Person, as an intended third party beneficiary hereunder, who has acted in the capacity of officer, director, partner, member, manager, employee or shareholder of an Indemnified Person. The satisfaction of any indemnification and any holding harmless hereunder shall be (i) from and limited to Fund assets and no Limited Partner shall have any personal liability on account thereof, and (ii) subject to Section 5(c).

(b)   Advancement of Expenses. Notwithstanding anything herein to the contrary, expenses incurred by an Indemnified Person in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Fund prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder; provided, that no such advancement of expenses not otherwise covered by insurance shall be made to any Indemnified Person with respect to any derivative action against such Indemnified Person or a direct action against such Indemnified Person, in each case, brought by at least a Majority-in-Interest of the Limited Partners. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c)   Third-Party Indemnitor. In connection with the foregoing (i) the Fund’s obligation, if any, to indemnify or advance expenses to any Indemnified Person shall be reduced by any amount such Indemnified Person may collect as indemnification or advancement from a Third Party Indemnitor, and (ii) if the Fund (or any Affiliate thereof other than a Third Party Indemnitor) pays or causes to be paid, for any reason, any amounts that should have been paid by a Third Party Indemnitor, then (A) the Fund (or any such Affiliate thereof other than a Third Party Indemnitor) shall be fully subrogated to all rights of the relevant Indemnified Person with respect to such payment, and (B) each relevant Indemnified Person shall assign to the Fund all of the Indemnified Person’s rights to advancement or indemnification from or with respect to such Third Party Indemnitor. To the maximum extent permitted by law, as among any Partnership Insurance, and the Fund, this Section 5 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any Partnership Insurance (if applicable) having primary liability, and the Fund having secondary liability.

(d)   Agreements to Indemnify. The General Partner is authorized to enter into any agreement with any Indemnified Person which agreement has the effect of conferring directly on such Indemnified Person the exculpation and indemnification protections set out in Section 4 (Exculpation) and this Section 5 (Indemnification). For the avoidance of doubt, and without limiting the priority of indemnification or advancement set forth in Section 5(c), an Indemnified Person may first seek indemnification or advancement from the Fund as set forth in this Section 5 (which indemnification or advancement shall be considered an Operating Expense of, and be borne by, the Fund) prior to seeking to cause such amounts to be borne by any Third Party Indemnitor, regardless of the ultimate allocation of the corresponding liabilities.

(e)   Limitation on Indemnification. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 5 (Indemnification) shall not be construed so as to provide for the indemnification of an Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 5 (Indemnification) to the fullest extent permitted by law. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement should be interpreted as a waiver of any fiduciary duty under the Advisers Act, and the rules and regulations promulgated thereunder, and any successor statute, owed by any Indemnified Persons to the Fund.

(f)   Indemnification Insurance. For the avoidance of doubt, the unavailability of indemnification under this paragraph will not preclude any Indemnified Person from recovering under any insurance policy the cost of which is borne by the Fund.

(g)   Survival. The provisions of Section 4 (Exculpation) and this Section 5 shall survive the termination of this Agreement, the termination of the applicable Governing Agreements and/or the resignation of the General Partner from the Fund. The provisions of Section 4 (Exculpation) and this Section 5 shall continue to afford protection to each Indemnified Person regardless of whether such Indemnified Person remains in the position or capacity pursuant to which such Indemnified Person became entitled to exculpation under Section 4 (Exculpation) or indemnification this Section 5, and regardless of any subsequent amendment to this Agreement; provided, that no such amendment shall reduce or restrict the extent to which these exculpation and indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

6.   Termination. This Agreement shall become effective on the date hereof and shall continue in effect until the earlier of: (a) the termination or Dissolution (as applicable) of the Fund, (b) with respect to an Aggregator only, upon the termination of such Aggregator, or (c) the removal and/or the resignation of the General Partner or the Investment Manager (as the case may be) in accordance with the Governing Agreements. In addition, the Fund may terminate this Agreement, without penalty, upon at least 60 days’ prior notice to the Investment Manager.

7.   Status of the Investment Manager. The Investment Manager shall, for all purposes, be an independent contractor and not an employee of the Fund, nor shall anything herein be construed as making the Fund a partner, member, or co-venturer with the Investment Manager or any of its Affiliates or clients. The Investment Manager shall have no authority to act for, represent, bind, or obligate the Fund, except as specifically provided herein.

8.   Amendments. This Agreement may be amended by mutual written agreement of the Investment Manager and the Fund.

9.   Notices. All notices relating to this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a certified postpaid envelope, addressed to the address of the party stated below, or to such changed address as the other party may have fixed by notice:

To the Investment Manager:

Apollo IG Replacement Management, L.P.

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: William B. Kuesel

To the Fund and the General Partner:

Apollo IG Core Replacement Advisors, L.P.

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: General Partner

provided, that any notice of change of address shall be effective only upon receipt.

10.   Successors and Assigns; Change of Control of the Investment Manager. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Subject to Section 2 (Apollo Capital Management), this Agreement and the rights and obligations of each party hereunder shall not be assignable or delegable without the consent of the other parties hereto, except that the Investment Manager may assign its rights and obligations hereunder to an entity that controls, is controlled by or is under common control with the Investment Manager and the General Partner so long as such assignment does not constitute a deemed assignment of this Agreement under the Advisers Act; provided, that such entity shall assume the obligations of the Investment Manager hereunder. For purposes of this Section 10, with respect to the Investment Manager, the term “assignment” shall have the meaning set forth in Section 202(a)(1) of the Advisers Act.

11.   Waiver. Failure on the part of any party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

12.   Severability. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances.

13.   Entirety. This Agreement contains the entire agreement among the parties relating to the subject matter hereof.

14.   Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to principles of conflicts of laws that would apply the laws of another jurisdiction.

15.   Forum. To the fullest extent permitted by law, in the event of any legal action or proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the personal jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding shall be exclusively heard and determined in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such legal action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

16.   Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

17.   No Third-Party Beneficiaries. Except with respect to the rights of Indemnified Persons hereunder, each of whom shall be an intended beneficiary and shall be entitled to enforce the provisions of Section 4 (Exculpation) and Section 5 (Indemnification), subject to the express written consent of the General Partner, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party that is not a party hereto.

18.   Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, ..gif, .jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart.

19.   Signature. The words “executed,” “signed,” “signature,” and words of like import in this Agreement shall, to the fullest extent permitted by law, be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Delaware Uniform Electronic Transactions Act or any other similar state laws based on the Uniform Electronic Transactions Act and the Electronic Transactions Act (as amended) of the Cayman Islands.

20.   Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, in connection with any transaction entered into between the Investment Manager and any of the Aggregators on behalf of and for the account of a specified segregated portfolio of such entity, any liability of the such entity to the Investment Manager arising with respect to any such transaction hereunder or in connection with this Agreement shall extend only to, and the Investment Manager shall, in respect of that liability, be entitled to have recourse only to, the assets of the relevant entity attributable to the specified segregated portfolio and series, following the exhaustion thereof, any remaining liability shall be extinguished and shall not thereafter revive. For the avoidance of doubt, the Investment Manager shall in no circumstances have any recourse in respect of any liability arising hereunder or in connection with this Agreement to the general assets of the relevant entity or to the assets of any other segregated portfolio of such relevant entity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement by their representatives thereunto duly authorized, as of the day and year first above written.

APOLLO IG CORE REPLACEMENT, L.P.

By:	Apollo IG Core Replacement Advisors, L.P.,
its general partner

By:	Apollo IG Core Replacement Advisors GP, LLC,
its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO IG REPLACEMENT MANAGEMENT, L.P.

By:	Apollo IG Replacement Management GP, LLC
its general partner

By:	Apollo Capital Management, L.P.
its sole member

By:	Apollo Capital Management GP, LLC
its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Investment Management Agreement of

Apollo IG Core Replacement, L.P.]

APOLLO IG CORE REPLACEMENT AGGREGATOR A, SPC

By:	/s/ Kimberly Melen
Name: Kimberly Melen
Title: Director

By:	/s/ Agne Miller
Name: Agne Miller
Title: Director

[Signature Page to Investment Management Agreement of

Apollo IG Core Replacement, L.P.]

APOLLO IG CORE REPLACEMENT AGGREGATOR B, L.P.

By:	Apollo IG Core Replacement Advisors, L.P.,
its general partner

By:	Apollo IG Core Replacement Advisors GP, LLC,
its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Investment Management Agreement of

Apollo IG Core Replacement, L.P.]